Exhibit 99.2

Hainan Manaslu Acquisition Corp. Announces Closing of $69.0 Million Initial Public Offering, including Full Exercise of the Over-Allotment Option

NEW YORK, Aug. 15, 2022 (GLOBE NEWSWIRE) -- Hainan Manaslu Acquisition Corp. (Nasdaq: HMACU) (the “Company”), a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, today announced the closing of its initial public offering (“IPO”) of 6,900,000 units at a price of $10.00 per unit, including 900,000 units issued pursuant to the exercise by the underwriter of its over-allotment option, resulting in gross proceeds of $69,000,000.

The Company’s units commenced trading on The Nasdaq Global Market (“Nasdaq”) under the symbol “HMACU” on August 11, 2022. Each unit consists of one ordinary share, one redeemable warrant and one right. Each warrant entitles the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share. Each right entitles the holder thereof to receive one-tenth of one ordinary share upon the consummation of the Company’s initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares, warrants and rights are expected to be traded on Nasdaq under the symbols “HMAC,” “HMACW” and “HMACR,” respectively.

Ladenburg Thalmann & Co. Inc. acted as sole book-running manager for the IPO.

Simultaneously with the closing of the IPO, the Company consummate a private of sale of 341,500 private placement units to Bright Winlong LLC, the sponsor of the Company, generating gross proceeds of $3,415,000. A total of $70,035,000, or $10.15 per unit sold in the IPO, was placed in trust.

A registration statement relating to the securities was declared effective by the SEC on August 10, 2022. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Ladenburg Thalmann & Co. Inc., Attn: Syndicate Department, 640 Fifth Ave, 4th Floor, New York, NY 10019, or by emailing prospectus@ladenburg.com (telephone number 1-800-573-2541). Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT HAINAN MANASLU ACQUISITION CORP.

Hainan Manaslu Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination opportunity in any business, industry, sector or geographical location, the Company intends to focus on industries that complement its management team’s background, and to capitalize on the ability of its management team and advisor to identify and acquire a business. However, the Company will not consummate an initial business combination with an entity or business with China operations consolidated through a variable interest entity structure.

FORWARD LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the search for an initial business combination. No assurance can be given that that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the Company's IPO filed with the Securities and Exchange Commission (“SEC”). Copies of the Company’s registration statement and prospectus are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

CONTACT:

Hainan Manaslu Acquisition Corp.

B3406, 34F, West Tower, Block B Guorui Building, 11 Guoxing Avenue

Haikou, Hainan Province, People’s Republic of China 570203

Wenyi Shen, CFO

Tel: +86-898-65315786

Email: woody.shen@imanaslu.com